EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

Citizens Community Bancorp
Eau Claire, Wisconsin

We consent to the incorporation by reference in this Registration Statement on Form S-8 filed by Citizens Community Bancorp, pertaining to the Citizens Community Bancorp 2004 Recognition and Retention Plan of our report dated October 22, 2004, included in the Annual Report on Form 10-KSB for the year ended September 30, 2004.

/s/ Wipfli, LLP

Eau Claire, Wisconsin
September 6, 2005